Exhibit 99.1

Press Release
For Immediate Release

Compex Technologies Acquires DME Distributor Specializing in the Orthopedic Market

New Brighton, MN—June 24, 2005—Compex Technologies, Inc. (Nasdaq: CMPX) today announced the acquisition of SpectraBrace, Ltd., a physician office based durable medical equipment (DME) distributor specializing in the orthopedic market. SpectraBrace, a wholly owned subsidiary of Compex, will be operated as part of Compex’s US Medical Division and is expected to contribute to Compex’s consolidated earnings for fiscal year 2006.

SpectraBrace has focused exclusively on the orthopedic physicians market by serving their unique needs through physician office based facilities. During calendar 2004, SpectraBrace’s physician office based facilities in Kentucky, Ohio, Indiana, Tennessee, Florida, Georgia, North Carolina, Oklahoma, Texas, New Jersey, Michigan, Louisiana, and Arizona generated approximately $4 million in sales.

Dan Gladney, Compex chairman and chief executive officer, commented: “The acquisition of SpectraBrace strengthens Compex’s position as one of the nation’s largest distributors of home-use devices for pain management and rehabilitation and provides a growth platform for further penetrating the attractive orthopedic market segment with Compex’s electrotherapy and other complementary devices.”

Mike Goodpaster, vice president of Compex’s US Medical Division, added: “We are pleased to retain SpectraBrace’s high-quality management team, third party billing and collections group, and highly trained field service representatives as part of this transaction. The value-added business model that SpectraBrace has developed for the orthopedic market has proven to be effective at generating profitable growth. By expanding this specialized business model into Compex’s orthopedic relationships nationwide and by leveraging the operating structure of both businesses, we believe SpectraBrace’s prospects for future profitable growth are very positive.”

About SpectraBrace
SpectraBrace, headquartered in Louisville, Kentucky, provides DME outsource solutions, whereby they provide bracing and other orthopedic products from completely self-sufficient facilities within orthopedic practices. The company is accredited by the Accreditation Commission of Health Care and meets all local, state and federal regulations. Facilities are staffed with certified field service representatives who complete insurance paperwork, manage inventory and perform all patient fitting and education. For more information, visit http://www.spectrabrace.com/.

About Compex Technologies
Compex Technologies is a worldwide leader in designing and manufacturing transcutaneous electrical nerve stimulation and electrical muscle stimulation (EMS) products used for pain management, rehabilitation, fitness and sports performance enhancement in clinical, home healthcare, sports and occupational medicine settings. Compex is the first U.S. company to offer consumers EMS technology in FDA-cleared, over-the-counter products for sports-performance enhancement, improved physical fitness and general well being. Detailed information about Compex may be found on the websites http://www.compextechnologies.com and http://www.slendertone.com.

For investor relations information, contact CFO Scott Youngstrom at (800) 676-6489, or Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An investment profile on Compex Technologies, Inc. may be found at http://www.hawkassociates.com/compex/profile.htm.

Cautionary Statement: All statements other than historical facts included in this release regarding future operations are subject to the risks inherent in predictions and “forward-looking statements.” These statements are based on the beliefs and assumptions of management of Compex Technologies and on information currently available to management. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties, and assumptions identified in Compex Technologies filings with the SEC, and associated generally with acquisitions including, but not limited to:

•	Risks associated with the ability to successfully integrate acquired operations;

•	Risks related to liabilities which are not discovered in the acquisition process;

•	Risks related to the ability to retain employees of the acquired entity;

•	Risks related to retaining customers of the acquired entity;

•	Risks related to increased indebtedness incurred to finance the acquisition;

•	Risks related to the ability to assess the potential for, and successfully implement, growth through procedures that are new.